UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 23, 2004

Snap-on Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

10801 Corporate Drive, Pleasant Prairie, Wisconsin 53158-1603
(Address of principal executive offices)

Registrant's telephone number, including area code: (262) 656-5200

Item 5.    Other Events and Regulation FD Disclosure

Snap-on Incorporated is filing information regarding an agreement it has reached with the U.S. Department of Justice to resolve the government audit, previously discussed in Snap-on’s 2003 Annual Report and Form 10-K, relating to two contracts with the U.S. General Services Administration (GSA). Snap-on has agreed to settle the claims over the interpretation and application of the price reduction and billing provisions of these contracts for sales from March 1996 through the settlement date for $10 million. As a result, Snap-on will incur a pretax charge of $3.6 million, or $0.04 per diluted share, in its second quarter for costs not previously accrued. This charge was not contemplated in the Company’s full-year 2004 earnings outlook.

As noted in the Company’s 2003 Annual Report and Form 10-K, Snap-on has government contracts with federal departments and agencies, two of which were under audit by the GSA. The two contracts involve sales from March 1996 through February 2001, and sales since February 2001. The primary focus of these audits concerned the interpretation and application of the price reduction provisions. On March 2, 2004, the government provided Snap-on with a claim estimate of approximately $12 million relating to the audited contract periods from July 1997 through May 2002. Additional amounts could have been claimed by the government for contract periods not covered by these audits.

The settlement releases Snap-on from civil claims and penalties under the price reduction and billing provisions of the contracts for the full contract periods through the settlement date. The settlement does not preclude the government from pursuing any administrative remedies that it would have as a normal right to pursue under any contract. Snap-on cooperated with the audit and investigation and agreed to the settlement in order to resolve these matters and avoid protracted litigation.

Throughout the audit resolution period, Snap-on has continued to sell to the government, and the Company believes that it has maintained good customer relationships with the GSA. Snap-on intends to negotiate with the GSA new or amended contract terms in an effort to avoid similar matters.

Important Information about forward-looking statements

Statements in this Form 8-K that are not historical facts, including statements (i) that include the words “believes,” “intends,” or similar words that reference Snap-on or its management; (ii) specifically identified as forward-looking; or (iii) describing Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements. Snap-on or its representatives may also make similar forward-looking statements from time to time orally or in writing. However, these statements are subject to risks, uncertainties or other factors, including some events that may not be within the control of the company, that could cause actual results to differ materially from those described in any such statement. These risks and uncertainties include, without limit, the company’s ability to continue its customer relationships with the GSA, the timing and progress with which Snap-on can negotiate new or amended contract terms with the GSA and the extent to which the government does not pursue any administrative remedies and/or suspension or disbarment of the company from future government business.

These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. Snap-on operates in a continually changing business environment and new factors emerge from time to time. Snap-on cannot predict such factors nor can it assess the impact, if any, of such factors on Snap-on’s financial position or its results of operations. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results or regarded as a representation by the company or its management that the projected results will be achieved. Snap-on disclaims any responsibility to update any forward-looking statement provided in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED
Date: July 23, 2004	By: /s/ Martin M. Ellen
Martin M. Ellen, Principal Financial Officer,
Senior Vice President - Finance and
Chief Financial Officer

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